Exhibit 3.2

AMENDED AND RESTATED
BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and affairs of

KINROSS GOLD CORPORATION

AMENDED AND RESTATED BY-LAW NO. 1

ARTICLE ONE

INTERPRETATION

1.1.   Definitions:   In this by-law and all other by-laws of the Corporation, unless the context otherwise requires:

(a)	“Act” means the Business Corporations Act (Ontario) or any successor statute, as amended from time to time, and includes the regulations thereunder;

(b)	“Corporation” means Kinross Gold Corporation;

(c)	“holiday” means Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario) or any successor statute, as amended from time to time;

(d)
“person”   includes an  individual, body corporate, sole proprietorship, partnership or syndicate, an unincorporated association or organization, a joint venture, trust or employee benefit plan, a government or any agency or political subdivision thereof, and a person acting as trustee, executor, administrator or other legal representative;

(e)
“recorded address” means, with respect to a single shareholder, his/her/its latest address as recorded in the securities register of the Corporation; with respect to joint shareholders, the first address appearing in the securities register in respect of their joint holding; and with respect to any other person, but subject to the Act, his/her/its latest address as recorded in the records of the Corporation or otherwise known to the Corporate Secretary;

(f)	“Securities Transfer Act” means the Securities Transfer Act (Ontario) 2006, C.8. as amended from time to time;

(g)	subject to the foregoing, words and expressions that are defined in the Act have the same meanings when used in the by-laws; and

(h)
words importing the singular include the plural and vice-versa, words importing any gender include the masculine, feminine and neuter genders, and headings are for convenience of reference only and shall not affect the interpretation of the by-laws.

1.02.                        Conflict with Laws

In the event of any inconsistency between the by-laws and mandatory provisions of the Act or the Securities Transfer Act, the provisions of the Act or the Securities Transfer Act, as applicable, shall prevail.

ARTICLE TWO MEETINGS OF SHAREHOLDERS

2.1.            Annual Meeting:   The annual meeting of the shareholders shall be held on such day and at such time as the board may, subject to the Act, determine from time to time, for the purpose of transacting such business as is properly brought before the meeting.

2.2.            Special Meeting:   From time to time the board may call a special meeting of the shareholders to be held on such day and at such time as the board may determine.  Any special meeting of shareholders may be combined with an annual meeting.

2.3.            Place of Meetings:   Meetings of shareholders shall be held at such place within Canada as the board may determine from time to time.

2.4.            Record Date:   The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 clear days nor less than 21 clear days (or pursuant to the time limitations as may be prescribed by the Act from time to time), for the determination of the shareholders entitled to notice of the meeting, and where no such record date for notice is fixed by the board, the record date for notice shall be the close of business on the day immediately preceding the day on which notice is given. Notice of any such record date fixed by the board shall be given in the manner required by the Act.

2.5.            Shareholder List:   For each meeting of shareholders the Corporate Secretary shall cause to be prepared an alphabetical list of shareholders entitled to receive notice of the meeting showing the number of shares entitled to be voted at the meeting and held by each such shareholder.  The list shall be prepared (i) if a record date for such notice is fixed by the board, not later than 10 clear days thereafter, or (ii) if no such record date is fixed by the board, at the close of business on the day immediately preceding the day on which notice of the meeting is given.

2.6.            Notice:   Notice in writing of the time, place and purpose for holding each meeting of shareholders shall be sent not less than 21 clear days nor more than 50 clear days before the date on which the meeting is to be held, to each director, the auditor of the Corporation and each person who on the record date for notice appears in the securities register of the Corporation as the holder of one or more shares carrying the right to vote at the meeting or as the holder of one or more shares the holders of which are otherwise entitled to receive notice of the meeting.  Notice of a meeting of shareholders shall state or be accompanied by the text of any special resolution or by-law to be submitted to the meeting and a statement in accordance with the Act of the nature of all special business to be transacted at the meeting. Reference is made to sections 6.7 to 6.12.

2.7.            Proxy and Management Information Circular:  The Corporate Secretary shall, concurrently with sending notice of a meeting of shareholders, (i) send a form of proxy and management information circular in accordance with the Act to each shareholder who is entitled to receive notice of and appears entitled to vote at the meeting, (ii) send such management information circular to any other shareholder who is entitled to receive notice of the meeting, to any director who is not a shareholder entitled thereto and to the auditor, and (iii) file with the Ontario Securities Commission and any other agencies entitled thereto a copy of all documents sent in connection with the meeting.

2.8.            Financial Statements:   Not less than 21 clear days (or as otherwise provided by the Act) before each annual meeting of shareholders the Corporate Secretary shall send to each shareholder a copy of the annual financial statements of the Corporation and the auditor’s report thereon. The Corporate Secretary shall also file a copy of the financial statements of the Corporation with the Ontario Securities Commission and any other agencies entitled thereto, as and when required.

2.9.            Persons Entitled to be Present:   The only persons entitled to attend a meeting of shareholders shall be those persons entitled to notice thereof and others who although not entitled to notice are entitled or required under any provision of the Act or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

2.10.          Chairman, Corporate Secretary and Scrutineer:   The Chairman of the Board or in his/her absence the Vice Chairman of the Board or in his/her absence the President or in their absence a person designated by the board shall be chairman of any meeting of shareholders.   If no such person is present within 15 minutes after the time appointed for the holding of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman.  If the Corporate Secretary is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by the chairman or by a resolution of the shareholders.

2.11.          Quorum:   The quorum for the transaction of business at any meeting of shareholders shall be two persons present at the opening of the meeting who are entitled to vote not less than 5% of the shares entitled to be voted at the meeting. If a quorum is not present within such reasonable time after the time appointed for the holding of the meeting as the persons present and entitled to vote may determine, they may adjourn the meeting to a fixed time and place at which the quorum for the transaction of business shall be two persons present and entitled to vote.

2.12.          Persons Entitled to Vote:   The persons entitled to vote at any meeting of shareholders shall be the persons entitled to vote in accordance with the Act.

2.13.          Proxies:   Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or alternate proxyholders, who need not be shareholders, as his/her/its nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy.  The board may specify in the notice calling a meeting of shareholders a time, not exceeding 48 hours (excluding Saturdays and holidays) preceding the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or its agent. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the Corporate Secretary of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting.   A proxy ceases to be valid one year from its date.

2.14.          Voting:   At each meeting of shareholders every question proposed for consideration by the shareholders shall be decided by a majority of the votes duly cast thereon, unless otherwise required by the articles or by-laws of the Corporation or by law.

2.15.          Show of Hands:   At each meeting of shareholders voting shall be by show of hands unless a ballot is required or demanded as hereinafter provided.   Upon a show of hands every person present and entitled to vote on the show of hands shall have one vote.  Whenever a vote by show of hands has been taken upon a question, unless a ballot thereon be so required or demanded and such requirement or demand is not withdrawn, a declaration by the chairman of the meeting that the vote upon the question was carried or carried by a particular majority or not carried or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the result of the vote without proof of the number or proportion of votes cast for or against.

2.16.          Ballots:   On any question proposed for consideration at a meeting of shareholders a ballot may be required by the chairman or demanded by any person present and entitled to vote, either before or after any vote by show of hands.   If a ballot is so required or demanded and such requirement or demand is not withdrawn, a poll upon the question shall be taken in such manner as the chairman of the meeting shall direct. Subject to the articles, upon a ballot each person present shall be entitled to one vote in respect of each share which he/she is entitled to vote at the meeting on the question.

2.17.          Adjournment:   The chairman at the meeting of shareholders may with the consent of the meeting and subject to such conditions as the meeting may decide, or where otherwise permitted under the provisions of the Act, adjourn the meeting from time to time and from place to place.  If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

ARTICLE THREE

DIRECTORS

3.1.            Powers of the Board of Directors:   The board of directors shall supervise the management of the business and affairs of the Corporation.

3.2.            Qualifications:   No person shall be qualified for election as a director if  (i) he/she is less than 18 years of age; (ii) if he/she is of unsound mind and has been so found by a court in Canada or elsewhere; (iii) if he/she is not an individual; or (iii) if he/she has the status of a bankrupt, or as otherwise prescribed by the Act.  A director need not be a shareholder.  The board of directors shall be comprised of the number of Canadian residents as may be prescribed from time to time by the Act.  If the Corporation is or becomes an offering corporation within the meaning of the Act, at least one-third of the directors of the Corporation shall not be officers or employees of the Corporation or any of its affiliates.

3.3.            Number and Quorum of Directors: The number of directors of the Corporation shall be the number of directors as specified in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors of the Corporation shall be the number of directors determined from time to time by special resolution or, if a special resolution empowers the directors to determine the number, the number of directors determined by resolution of the board.  Subject to the Act, the quorum for the transaction of business at any meeting of the board shall be a majority of the number of directors then in office and or such greater number of directors as the board may from time to time determine by resolution.

3.4.            Election and Term:   Directors shall be elected to hold office for a term respectively expiring at the close of the next annual meeting of shareholders following their election or when their successors are duly elected or appointed.

3.5.            Vacancies:   Notwithstanding vacancies but subject to the Act, the remaining directors may exercise all the powers of the board as long as a quorum of the board remains in office.  Vacancies in the board may be filled in accordance with the Act.

3.6.            Calling Meetings:   Meetings of the board shall be held from time to time at such places within or outside Ontario (or by such communication facilities as are permitted by the Act) on such days and at such times as any two directors or the Chairman or the Chief Executive Officer or any other officer designated by the board may determine.   In any financial year of the Corporation a majority of the meetings of the board may be held within or outside Canada.

3.7.            Notice:   Notice of the time and of the place or manner of participation for every meeting of the board shall be sent to each director not less than 48 hours (excluding Saturdays and holidays) before the time of the meeting.  A director may in any manner waive notice of or otherwise consent to a meeting of the board.  Reference is made to sections 6.7 to 6.12.

3.8.            First Meeting of New Board:   Each newly constituted board may hold its first meeting without notice on the same day that such board was formed.

3.9.            Regular Meetings:   The board may appoint a day or days in any months for regular meetings of the board to be held at a place or by communications facilities and at an hour to be named.  A copy of any resolution of the board fixing the time and place or manner of participation for such regular meetings shall be sent to each director forthwith after being passed and to each director elected or appointed thereafter, but no other notice shall be required for any such regular meeting.

3.10.          Chairman:   The Chairman of the Board or in his/her absence the Vice Chairman of the Board or in his/her absence the President or in their absence a director designated by the board or in his/her absence a director designated by the meeting shall be chairman of any meeting of the board.

3.11.          Voting:   At all meetings of the board every question shall be decided by a majority of the votes cast on the question.   In case of an equality of votes the chairman of the meeting shall be entitled to a casting vote.

3.12.          Signed Resolutions:   When there is a quorum of directors in office, a resolution in writing signed by all the directors entitled to vote thereon at a meeting of the board or any committee thereof is as valid as if passed at such meeting.   Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

3.13.          Remuneration:  Directors may be paid such remuneration for acting as directors and such sums in respect of their out-of-pocket expenses incurred in performing their duties as the board may determine from time to time. Any remuneration or expenses so payable shall be in addition to any other amount payable to any director acting in another capacity.

3.14.          Committees:   The board shall establish an audit committee and from time to time may establish other committees of directors.   The board may appoint and remove the members of each committee subject to the requirements of the Act.  Each committee shall have those powers and duties lawfully delegated to it by the board or provided by the Act. Unless otherwise determined by the board, each committee may fix its quorum, elect its chairman and adopt rules to regulate its procedure. Subject to the foregoing, the procedure of each committee shall be governed by the provisions of this by-law which govern proceedings of the board so far as the same can apply except that a meeting of a committee may be called by any member thereof (or by any member or the auditor, in the case of the audit committee), notice of any such meeting shall be given to each member of the committee (or each member and the auditor, in the case of the audit committee) and the meeting shall be chaired by the chairman of the committee or, in his/her absence, some other member of the committee.  The Corporate Secretary shall be the secretary of each committee (or such other person designated by the committee).  Each committee shall keep records of its proceedings and transactions and shall report all such proceedings and transactions to the board in a timely manner.

ARTICLE FOUR OFFICERS AND EMPLOYEES

4.1.            Appointment of Officers:  From time to time the board may appoint a Chairman of the Board, a Vice Chairman of the Board, a President, an Executive Vice President, one or more Senior Vice Presidents and Vice Presidents, the Treasurer, the Corporate Secretary, the Controller and such other officers as the board may determine (including one or more assistants to any of the officers so appointed), may designate one officer as Chief Executive Officer of the Corporation and one officer as Chief Financial Officer of the Corporation and may revoke any such designation. One person may hold more than one office. Except for the Chairman of the Board and the Vice Chairman of the Board, the officers so appointed need not be directors.

4.2.            Appointment of Non-Officers:   The board may also appoint other persons to serve the Corporation in such other positions and with such titles, powers and duties as the board may determine from time to time.

4.3.            Terms of Employment:   The board may settle from time to time the terms of employment of the officers and other persons appointed by it and may remove at its pleasure any such person without prejudice to his/her rights, if any, to compensation under any employment contract.

4.4.            Powers and Duties of Officers:   The board may from time to time specify the duties of each officer, delegate to him powers to manage any business or affairs of the Corporation (including the power to sub-delegate) and change such duties and powers, all insofar as not prohibited by the Act.   To the extent not otherwise so specified or delegated, and subject to the Act, the duties and powers of the officers of the Corporation shall be those usually pertaining to their respective offices.

4.5.            Incentive Plans:   For the purposes of enabling key officers and employees of the Corporation and its affiliates to participate in the growth of the Corporation and of providing effective incentives to such officers and employees, the board may establish such plans (including stock option plans and stock purchase plans) and make such rules and regulations with respect thereto, and such changes in such plans, rules and regulations, as the board may deem advisable from time to time.   From time to time the board may designate the key officers and employees entitled to participate in any such plan.   For the purposes of any such plan the Corporation may provide such financial assistance by means of loan, guarantee or otherwise to key officers and employees as is permitted by the Act.

ARTICLE FIVE CONDUCT OF DIRECTORS AND OFFICERS AND INDEMNITY

5.1.            Standard of Care:   Every director and officer of the Corporation in exercising his/her powers and discharging his/her duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.2.            Disclosure of Interest:   A director or officer who now or in future is a party to, or is a director or officer of or has a material interest in another person who is a party to, any existing or proposed material contract or transaction with the Corporation  shall in accordance with the Act disclose in writing to the Corporation or request to have entered in the minutes of meetings of the board the nature and extent of his/her interest.   Except as permitted by the Act a director so interested shall not vote on any resolution to approve such contract or transaction.   A general notice to the board by a director or officer that he/she is a director or officer of or has a material interest in a person and is to be regarded as interested in any contract made or transaction entered into with that person is a sufficient disclosure of interest in relation to any contract or transaction so made or entered into.

5.3.            Indemnity:   Every person who at any time is or has been a director or officer of the Corporation or who at any time acts or has acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of every such person,  shall at all times be indemnified by the Corporation in every circumstance where the Act so permits or requires.  In addition and without prejudice to the foregoing and subject to the limitations in the Act regarding indemnities in respect of derivative actions, every person who at any time is or has been a director or officer, or in a similar capacity, of the Corporation or properly incurs or has properly incurred any liability on behalf of the Corporation or who at any time acts or has acted at the Corporation’s request (in respect of the Corporation or any other entity), and his/her heirs and legal representatives, shall at all times be indemnified by the Corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by him in respect of or in connection with any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, under way or completed) to which he/she is or may be made a party or in which he/she is or may become otherwise involved by reason of being or having been such a director or officer or by reason of so incurring or having so incurred such liability or by reason of so acting or having so acted (or by reason of anything alleged to have been done, omitted or acquiesced in by him in any such capacity or otherwise in respect of any of the foregoing), and all appeals therefrom, if:

(a)
he/she acted honestly and in good faith with a view to the best interests of the Corporation (or, if applicable, in the best interest of the other entity for which the individual acted as a director, officer or in a similar capacity at the Corporation’s request); and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he/she had reasonable grounds for believing his/her conduct was lawful.

Nothing in this section shall affect any other right to indemnity to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) of this section or any corresponding condition in the Act. From time to time the board may determine that this section shall also apply to the employees of the Corporation who are not directors or officers of the Corporation or to any particular one or more or class of such employees, either generally or in respect of a particular occurrence or class of occurrences and either prospectively or retroactively. From time to time thereafter the board may also revoke, limit or vary the continued such application of this section.

5.4.            Limitation of Liability:   So long as he/she acts honestly and in good faith with a view to the best interests of the Corporation (or of the entity for which the individual acted as a director, officer or in a similar capacity at the Corporation’s request), no person referred to in section 5.3 (including, to the extent it is then applicable to them, any employees referred to therein) shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation, except where so required by the Act.

5.5.            Insurance:   Subject to the Act, the Corporation may purchase liability insurance for the benefit of any person referred to in section 5.3.

ARTICLE SIX

MISCELLANEOUS

6.1.            Execution of Documents:   Contracts, documents or instruments in writing requiring the signature of the Corporation (except contracts, documents or instruments in writing arising in the ordinary course of the Corporation’s business which may be signed by any officer or employee acting within his/her scope of authority, in accordance with the Corporation’s policies) may be signed on behalf of the Corporation by any two (2) persons (a) holding the office of Chairman of the board, chair of a committee of the board, President, Chief Executive Officer, or Executive or Senior Vice President, or (b) any one of the foregoing persons and any other person holding the office of Vice President, Corporate Secretary or Treasurer of the Corporation, and contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board shall have power from time to time by resolution to appoint any officer or officers or any person or persons or any legal entity on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The seal of the Corporation may when required be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board.

The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures, notes or other securities and all paper writings.

The signatures of any two (2) persons (a) holding the office of Chairman of the board, chair of a committee of the board, President, Chief Executive Officer, or Executive or Senior Vice President, or (b) any one of the foregoing persons and any other person holding the office of Vice President, Corporate Secretary or Treasurer of the Corporation and/or any other officer or officers, person or persons, appointed as aforesaid by resolution of the board may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or directors or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the board, shall be deemed to have been manually signed by such officers or directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation.

6.2.            Share Certificates:   Every shareholder of shares that are certificated securities under the Act, is entitled at his/her option to a share certificate that complies with the Act and states the number, class and series designation, if any, of shares held by him as appears on the records of the Corporation. However, the Corporation is not bound to issue more than one share certificate or acknowledgement in respect of shares held jointly by several persons, and delivery of such certificate or acknowledgement to one of such persons is sufficient delivery to all of them. Share certificates and acknowledgements shall be in such forms as the board shall approve from time to time and, unless otherwise ordered by the board, shall be signed in accordance with section 6.1 and need not be under corporate seal. However, certificates representing shares in respect of which a transfer agent has been appointed shall be signed manually by or on behalf of such transfer agent and other share certificates and acknowledgements shall be signed manually by at least one signing officer.

6.3.            Replacement of Share Certificates:   The Corporate Secretary may prescribe either generally or in a particular case reasonable conditions, in addition to those provided in the Act, upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced.

6.4.            Registration of Transfer:   All transfers of securities of the Corporation shall be made in accordance with the Act and the Securities Transfer Act.  Subject to the Act and the Securities Transfer Act, no transfer of shares (represented by a security certificate as defined in the Act) need be recorded in the register of transfers except upon surrender of the certificate representing such shares endorsed by the appropriate person under the Act, together with reasonable assurance that the endorsement is genuine and effective, and upon compliance with all other conditions set out in the Act.

6.5.            Dividends:   Subject to the Act and the articles the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. A dividend payable to any shareholder in money may be paid by cheque payable to the order of the shareholder and shall be mailed to the shareholder by prepaid mail addressed to him at his/her recorded address unless he/she directs otherwise.   In the case of joint holders the cheque shall be made payable to the order of all of them, unless such joint holders direct otherwise in writing. The mailing of a cheque as aforesaid, unless it is not paid on due presentation, shall discharge the Corporation’s liability for the dividend to the extent of the amount of the cheque plus the amount of any tax thereon which the Corporation has properly withheld.   If any dividend cheque sent is not received by the payee, the Corporation shall issue to such person a replacement cheque for a like amount on such reasonable terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Corporate Secretary may require.

6.6.           Dealings with Registered Shareholder:   Subject to the Act, the Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share and otherwise to exercise all the rights and powers of a holder of the share.   The Corporation may, however, treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his/her authority to exercise the rights relating to a share of the Corporation.

6.7.            Notices To Shareholders. Directors:   Any notice or document required or permitted to be sent by the Corporation to a shareholder or director may be mailed by prepaid Canadian mail in a sealed envelope addressed to, or may be delivered personally to, such person at his/her/its recorded address, or may be sent by any other means permitted under the Act. If so mailed, the notice or document shall be deemed to have been received by the addressee on the fifth clear day after mailing. If notices or documents so mailed to a shareholder are returned on three consecutive occasions because he/she/it cannot be found, the Corporation need not send any further notices or documents to such shareholder until he/she/it informs the Corporation in writing of his/her/its new address.

6.8.           Notices to Others:   Any notice or document required or permitted to be sent by the Corporation  to any other person may be (i) delivered  personally  to  such  person, (ii) addressed to such person and delivered to his/her/its recorded address, (iii) mailed by prepaid Canadian mail in a sealed envelope addressed to such person at his/her/its recorded address or (iv) addressed to such person and sent to his/her/its recorded address by telegram, telex or any other means of legible communication then in business use in Canada.    A notice or document so mailed or sent shall be deemed to have been received by the addressee when deposited in a post office or public letter box (if mailed) or when transmitted by the Corporation on its equipment or delivered to the appropriate communication agency or its representative for dispatch, as the case may be (if sent by telegram, telex or other means of legible communication).

6.9.           Changes in Recorded Address:   The Corporate Secretary may change the recorded address of any person in accordance with any information the Corporate Secretary believes to be reliable.

6.10.          Computation of Days:   In computing any period of days or clear days under the by-laws or the Act, the period shall be deemed to commence on the day following the event that begins the period and shall be deemed to end at midnight on the last day of the period except that if the last day of the period falls on a holiday, the period shall end at midnight of the day next following that is not a holiday.

6.11.          Omissions and Errors:  The accidental omission to give any notice to any person, or the non-receipt of any notice by any person or any immaterial error in any notice shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

6.12.          Waiver of Notice:   Any person entitled to attend a meeting of shareholders or directors or a committee thereof may in any manner and at any time waive notice thereof, and attendance of any shareholder or his/her/its proxyholder or authorized representative or of any other person at any meeting is a waiver of notice thereof by such shareholder or other person except where the attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.  In addition, where any notice or document is required to be given under the articles or by-laws or the Act, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto.  Any meeting may be held without notice or on shorter notice than that provided for in the by-laws if all persons not receiving the notice to which they are entitled waive notice of or accept short notice of the holding of such meeting.